Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
James Dwyer	Jim Beck
412-992-5450	412-315-2909
James.Dwyer@alcoa.com	Jim.Beck@alcoa.com

Alcoa Announces Leadership Transition

•	William F. Oplinger, Current EVP and COO, Appointed President, CEO and Director

•	Roy C. Harvey Becomes Strategic Advisor to CEO

PITTSBURGH, September 25, 2023 – Alcoa Corporation (NYSE: AA) (the “Company”) announced today that William F. Oplinger has been elected to serve as President and Chief Executive Officer of the Company and as a member of its Board of Directors.

Oplinger succeeds Roy C. Harvey, effective September 24, 2023, who will serve as Strategic Advisor to the Chief Executive Officer until December 31, 2023.

Oplinger, 56, has served as the Company’s Executive Vice President and Chief Operations Officer since February 2023 and previously served as the Company’s Executive Vice President and Chief Financial Officer from November 2016 to February 2023.

Harvey had served as the Company’s Chief Executive Officer since November 2016 and as President since May 2017. The transition of the President and CEO roles reflects the Company’s succession planning process.

“Roy has guided Alcoa since its launch as a public company in November 2016, helping to transform Alcoa into the stronger and more resilient company that it is today,” said Steven Williams, the Company’s non-executive Chairman of the Board. “On behalf of the entire Board of Directors, we extend our sincerest gratitude to Roy for his service and his lasting contributions to Alcoa.”

Williams continued: “Our Board believes Bill’s extensive experience with Alcoa makes him well-positioned to carry the Company forward.”

Prior to creation of Alcoa Corporation in 2016, Oplinger had been Executive Vice President and Chief Financial Officer for Alcoa Inc., where he also previously served as Chief Operating Officer for the Global Primary Products (GPP) division and oversaw its mining, refining, smelting, casting and energy businesses.

“I am extremely honored to lead a company with such a rich legacy and build upon the progress we’ve made over these past several years,” Oplinger said. “We’ve strengthened our Company and we will be focused on executing on our strategies to create value today while we work on our long-term vision to reinvent the aluminum industry for a sustainable future.”

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. With a values-based approach that encompasses integrity, operating excellence, care for people and courageous leadership, our purpose is to Turn Raw Potential into Real Progress. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater efficiency, safety, sustainability, and stronger communities wherever we operate.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls and webcasts.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aim,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “projects,” “reach,” “seeks,” “sees,” “should,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa Corporation’s filings with the Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.